Exhibit 99.1

Weyco Reports Second Quarter Sales and Earnings

          MILWAUKEE, Aug. 1 /PRNewswire-FirstCall/ -- Weyco Group, Inc. (Nasdaq: WEYS) today announced financial results for the quarter ended June 30, 2005.

          Net sales totaled $44.7 million compared with $49.8 million in 2004, a decrease of 10%.  Net earnings were $3.0 million, down from $4.0 million in 2004.  Diluted earnings per share decreased to $.25 per diluted share in 2005 from $.34 per diluted share in 2004.

          Sales in the wholesale division, which include wholesale sales and licensing revenues, were $38.2 million compared with $43.3 million in 2004. Wholesale sales were down 12% from $42.3 million in 2004 to $37.2 million in 2005.  Licensing revenues were $1.0 million in both 2005 and 2004.  Sales of the Company’s Florsheim, Stacy Adams and Nunn Bush brands were down 21%, 12% and 5%, respectively, for the quarter.  Florsheim sales continued to be affected by the Company’s decision to discontinue the FLS product line in the U.S.  Sales of FLS were down $1.8 million or 64% for the quarter.  Sales of the other Florsheim products were down 9% for the quarter.  The Company estimates that the effect on total Florsheim sales resulting from the discontinuance of FLS will be between $6 - 7 million for 2005.

          Retail sales were flat at $6.5 million.  Same store sales were up 2.7%.

          Operating earnings were $4.6 million, down 28% from $6.4 million in 2004. Operating earnings as a percent of net sales decreased to 10.3% from 12.8% in 2004.

          “Our wholesale business continues to be challenging,” stated Tom Florsheim, Jr., Chairman and CEO of Weyco Group, Inc.  “While some of our volume loss was expected as a result of discontinuing our FLS business, our overall wholesale business has been impacted by cyclical fashion trends toward more contemporary and casual footwear which has negatively affected our more basic Nunn Bush and Florsheim dress and dress casual business. In addition, we are experiencing more competition from private label store brands which currently are absorbing a greater share of available retail dollars.  While we are confident that we will be able to address these challenges, we anticipate that our wholesale business will remain under pressure for the balance of 2005.”

          “Our retail division continues to perform well.  We opened one new store during the second quarter, offsetting the one store which closed in January 2005, and are scheduled to open one new store in the third quarter and two new stores in the fourth.”

          The Company’s Board of Directors today declared a quarterly cash dividend of $.07 per share to all shareholders of record September 1, 2005, payable October 1, 2005.

          All share and per share amounts in this release have been adjusted to reflect the two-for-one stock split distributed to shareholders on April 1, 2005.

          Weyco Group will host a conference call on Tuesday, August 2, 2005, at 11:00 a.m. Eastern Time to discuss the second quarter financial results in more detail.  To participate in the call please dial (800) 299-6183, referencing passcode #70489955, five minutes before the start of the call.  A replay will be available for one week beginning about one hour after the completion of the call by dialing (888) 286-8010, referencing passcode #29235101.  Alternatively, the conference call and replay will be available by visiting the investor relations section of Weyco Group’s website at http://www.weycogroup.com .

          Weyco Group, Inc. designs and markets moderately priced and better-grade men’s branded footwear for casual, fashion, and dress lifestyles.  The principal brands of shoes sold by the Company are Florsheim, Nunn Bush, Nunn Bush NXXT, Brass Boot, Stacy Adams and SAO by Stacy Adams.  The Company also operates a small number of retail stores in the U.S. and Europe.

          This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Various factors could cause the results of Weyco Group to be materially different from any future results expressed or implied by such forward-looking statements.  Such factors include, but are not limited to the Company’s ability to: (i) successfully market and sell its products in a highly competitive industry and in view of changing consumer trends, consumer acceptance of products and other factors affecting retail market conditions; (ii) procure its products from independent manufacturers; and (iii) other factors, including those detailed from time to time in Weyco Group’s filings made with the SEC.  Weyco Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months ended June 30		Six Months ended June 30

	2005	2004	2005	2004

NET SALES	$44,746,051	$49,786,360	$102,576,858	$111,529,729
COST OF SALES	28,790,627	31,616,365	65,999,768	72,101,075
Gross earnings	15,955,424	18,169,995	36,577,090	39,428,654
SELLING AND ADMINISTRATIVE EXPENSES	11,353,366	11,806,927	23,565,649	24,583,278
Earnings from operations	4,602,058	6,363,068	13,011,441	14,845,376
INTEREST INCOME	267,231	120,143	412,536	241,006
INTEREST EXPENSE	(76,700)	(98,853)	(149,967)	(266,338)
OTHER INCOME (EXPENSE), net	(8,189)	(10,143)	(30,048)	(43,133)
Earnings before provision for income taxes	4,784,400	6,374,215	13,243,962	14,776,911
PROVISION FOR INCOME TAXES	1,755,000	2,400,000	5,015,000	5,650,000
Net earnings	$3,029,400	$3,974,215	$8,228,962	$9,126,911
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	11,569,353	11,333,686	11,543,730	11,306,750
Diluted	11,958,369	11,708,347	11,969,210	11,676,645
EARNINGS PER SHARE
Basic	$.26	$.35	$.71	$.81
Diluted	$.25	$.34	$.69	$.78
CASH DIVIDENDS PER SHARE	$.07	$.055	$.125	$.105

CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)

	June 30 2005	December 31 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,446,074	$10,514,707
Marketable securities, at amortized cost	595,000	180,000
Accounts receivable, net	26,281,466	30,774,337
Inventories	34,851,128	47,620,220
Deferred income tax benefits	759,508	1,681,135
Prepaid expenses and other current assets	1,151,557	1,779,189
Total current assets	85,084,733	92,549,588
MARKETABLE SECURITIES, at amortized cost	22,228,805	11,123,795
OTHER ASSETS	13,882,206	13,904,006
PLANT AND EQUIPMENT, net	27,519,913	27,910,304
TRADEMARK	10,867,969	10,867,969
	$159,583,626	$156,355,662
LIABILITIES & SHAREHOLDERS’ INVESTMENT
CURRENT LIABILITIES:
Short-term borrowings	$9,649,658	$11,359,536
Accounts payable	8,298,635	6,661,241
Dividend payable	809,473	631,351
Accrued liabilities	5,362,035	8,496,615
Accrued income taxes	458,911	751,622
Total current liabilities	24,578,712	27,900,365
LONG-TERM PENSION LIABILITY	3,411,956	3,312,860
DEFERRED INCOME TAX LIABILITIES	5,260,788	5,394,516
SHAREHOLDERS’ INVESTMENT:
Common stock	8,956,965	4,440,565
Class B common stock	2,599,228	1,302,110
Capital in excess of par value	2,249,366	6,820,136
Reinvested earnings	112,305,035	106,747,060
Accumulated other comprehensive income	221,576	438,050
Total shareholders’ investment	126,332,170	119,747,921
	$159,583,626	$156,355,662

CONSOLIDATED STATEMENTS
OF CASH FLOWS (Unaudited)
For the six months ended June 30, 2005 and 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$8,228,962	$9,126,911
Adjustments to reconcile net earnings to net cash provided by operating activities - Depreciation	1,129,259	1,318,821
Amortization	22,918	65,801
Deferred income taxes	787,899	437,605
Deferred compensation	—	27,600
Pension expense	442,302	356,480
Gain on sale of assets	(1,642)	(88,392)
Increase in cash surrender value of life insurance	(222,000)	(204,000)
Changes in operating assets and liabilities - Accounts receivable	4,492,871	(721,468)
Inventories	12,769,092	(6,510,812)
Prepaids and other current assets	627,632	(146,918)
Accounts payable	1,637,395	1,688,535
Accrued liabilities and other	(3,413,868)	(1,318,715)
Accrued income taxes	(292,711)	(42,306)
Net cash provided by operating activities	26,208,109	3,989,142
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(13,614,582)	(2,324,390)
Proceeds from maturities of marketable securities	2,071,654	2,876,603
Purchase of plant and equipment	(778,408)	(538,288)
Proceeds from sales of plant and equipment	4,587	95,111
Net cash (used for) provided by investing activities	(12,316,749)	109,036
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends paid	(1,264,542)	(1,136,363)
Shares purchased and retired	(1,288,822)	—
Proceeds from stock options exercised	1,303,249	1,689,461
Repayments under revolving credit agreement	(1,709,878)	(4,983,258)
Net cash used for financing activities	(2,959,993)	(4,430,160)
Net increase (decrease) in cash and cash equivalents	10,931,367	(331,982)
CASH AND CASH EQUIVALENTS at beginning of period	$10,514,707	$9,091,567
CASH AND CASH EQUIVALENTS at end of period	$21,446,074	$8,759,585
SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid, net of refunds	$4,543,368	$5,134,500
Interest paid	$118,441	$235,850

SOURCE  Weyco Group, Inc.
          -0-                                        08/01/2005
          /CONTACT:  John Wittkowske, Senior VP and CFO of Weyco Group, Inc., +1-414-908-1880, or Rob Damron, Managing Director of 21st Century Equity Advisors, +1-414-224-1668/
          /Web site:  http://www.weycogroup.com /
          (WEYS)